UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2020

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	APA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

The Management Development and Compensation Committee (the “MD&C Committee”) of the Board of Directors of Apache Corporation (the “Company”) previously established the 2020 Annual Incentive Compensation Plan (the “2020 Plan”), as described in the Company’s 2020 Proxy Statement for its annual meeting of shareholders held on May 14, 2020 (the “Proxy Statement”). The 2020 Plan applies to all 2,136 employees of the Company in the United States and the United Kingdom (such number as of August 12, 2020), including the Company’s Chief Executive Officer and President and the other “named executive officers” set forth in the Proxy Statement (collectively, the “NEOs”). Targets for the 2020 Plan were established at the beginning of the year, based on the Company’s pre-set corporate plan, which set goals and objectives for the year.

As part of the MD&C Committee’s regular review of the 2020 Plan, the MD&C Committee decided to add new goals and objectives and to modify and delete others for management to achieve in the second half of 2020 to address the effects of the ongoing COVID-19 pandemic, significant fluctuations in global oil and gas demand and pricing, market volatility impacting the oil and gas industry, and current economic conditions. The MD&C Committee determined that such changes were in the best interests of the Company and its shareholders and that making such changes now was a necessary part of the proactive and forward-looking actions the Company must take over the next two quarters.

In determining the appropriate modifications, the MD&C Committee sought to ensure that the 2020 Plan continued to serve its purpose of motivating and rewarding the Company’s NEOs and employees to create long-term value, with key business objectives that are achievable, aligned with the Company’s strategic focus, and designed to better position the Company to weather the current conditions impacting the economy and the oil and gas industry. With those considerations, the MD&C Committee modified the 2020 Plan to implement new or revised goals and revised weightings solely effective for the second half of 2020, including metrics linked to cost savings, increased liquidity, and adoption of the new operating model, with the original plan goals and weightings remaining in effect for the first half of 2020. The revised 2020 Plan will assist in properly motivating the Company’s employees to achieve the results that the Company needs to achieve during this time.

No changes were made to the Company’s long-term incentive compensation programs.

The Company places a high value on incorporating direct feedback from shareholders into its executive compensation practices. The Company plans to continue its extensive, year-round shareholder engagement program and the outreach efforts by its management and members of the Board of Directors, with a relentless drive to strengthen the Company’s compensation practices and programs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: August 21, 2020	By:	/s/ Rajesh Sharma
Rajesh Sharma
Corporate Secretary